Securities and Exchange Commission
                                                       Washington, D.C. 20549

                                                           Form 8-K

   March 31, 2003
Commission File No. 001-10156

                                            Original Sixteen to One Mine, Inc.
                        (Exact name of registrant as specified in its charter)


California

(State or other jurisdiction of incorporation or organization)
94-0735390
(I.R.S. Employer Identification No.)

                                    Post Office Box 909, Alleghany, CA 95910
                                    (Address of principal executive offices)

                                                               (530) 287-3223
                           Registrant's telephone number including area code)

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) Of the Securities Exchange Act of 1934 during the past 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirement for the past 90 days.

            Yes (   )                                              No (x)

As of December 31, 2002 12,746,046 shares of Common Stock, par value$.03 per share, were issued and outstanding.

Due to the inability of the company to pay a past debt to its independent auditor, the current year-end financial statements were not audited. Year ending physical inventories were audited with the intentions that as funds became available, the company would pay down the debt, thereby re-establishing the independence of its auditor.

In the opinion of management, the financial statements contain all adjustments (consisting only of normal recurring accruals) necessary to present fairly the Company's financial position at December 31, 2002 and December 31, 2001, the results of operations and cash flows for the twelve-month periods ended December 30, 2002 and 2001. The unaudited financial statements have been prepared in accordance with Generally Accepted Accounting Principles.

Upon request by any person, company, association or governmental agency, the Company will provide a copy of its Balance Sheet, Statement of Operations and Statement of Cash Flow to the requestor. Additional information is available on the Company operated and maintained Internet site: www.origsix.com

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, The Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Original Sixteen to One Mine
     (Registrant)

/s/ Michael M. Miller
President and Director


Dated: September 26,2003